SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PORTEC INC

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 3/05/98              100            14.0500
          GAMCO INVESTORS, INC.
                                 3/05/98            1,000            14.3750
                                 3/05/98            6,000            14.2083
                                 3/04/98            2,000            14.0313
          GABELLI ASSOCIATES LTD
                                 3/12/98           20,000            15.3125
                                 3/11/98           50,000            15.3438
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.